Exhibit 16.1

October 19, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Ionix Technology, Inc. dated October 19, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.

Hackensack, New Jersey